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                    WARP TECHNOLOGY HOLDINGS, INC. ANNOUNCES
               NEW FUNDING, NEW MANAGEMENT AND NEW STRATEGIC FOCUS

Company sets course for strategic consolidation of high-margin technology companies.

NEW YORK, NY (August 17, 2004) - WARP Technology Holdings, Inc. (OTC BB: WRPT) announced that it has received $1.6 million in equity financing from institutional and accredited investors. As part of this transaction, Ron Bienvenu has been named Chairman and CEO of the company. Gus Bottazzi remains on the board and will serve the company as President.

In addition to Mr. Bienvenu, the company also announced the appointment of Ernest "JR" Mysogland as Chief Legal Officer and Susan Florentino as Vice President of Finance. The new executive team brings more than 50 years of experience in almost every aspect of the information technology industry. Since 1998, Mr. Bienvenu has raised over $100 million in venture and deal related funding and has been a principal in over 65 M&A transactions in the technology industry.

In taking the reins, Mr. Bienvenu stated, "This investment is the culmination of a journey we began in 2002. Our goal has been to identify a small, well-positioned, publicly traded technology company and use it as the foundation for executing an innovative and dynamic acquisition and growth strategy. As part of this strategy, WARP Technology Holdings will become just that - a holding company - focused on acquiring and managing high-margin technology businesses with strong recurring revenue streams and sustainable barriers to entry. We have already entered into discussions with a number of such businesses and expect to close our first acquisition by the end of this calendar year."

Turning to the core operating business, Mr. Bienvenu said, "One of our first priorities is to combine our core internet caching business with a strategic acquisition in the same sector. We believe, as do our investors, that WARP Solutions (the operating unit of WARP Technology Holdings) has world class caching technology and a veteran sales team that gives it an ideal foundation with which to attack one of the fastest growing sectors of the internet economy. The technology delivered by WARP Solutions will increasingly be recognized as a mission-critical component of nearly every company doing business on the web or using IP technology for global networking. We intend to make WARP Solutions a market leader in this dynamic market."

In conjunction with the new funding, the company also announced a renewed focus on sales as well as a series of measures designed to insure the financial stability and ongoing viability of the firm. In addition to the implementation of stringent, corporate-wide financial controls, the company also announced across-the-board pay cuts.

"We want it to be clear to our investors and our customers that we are here to stay and that we will do what is necessary to insure WARP's success," Mr. Bienvenu said. "Too many times companies raise money and then fail to make the painful changes necessary to reach success. That will not be the case here," he added.
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Mr. Mysogland added, "It's important to point out that a large portion of this recent financing was led by existing investors who recognize the true potential of this business and the wide-open nature of the market for caching technologies, and it speaks to their confidence in the company and the new management team."

Finally, the company also announced a renewed emphasis on shareholder value. "Our shareholders deserve better performance than they have received," Mr. Bienvenu stated, adding, "Having contributed half of this funding, this management team's interest is perfectly aligned with those of our shareholders, which means unnecessary dilution will be diligently avoided."

About WARP Technology Holdings, Inc.
WARP Technology Holdings (OTC BB: WRPT) is a technology holding company focused on acquiring and managing mission-critical enterprise software and information technology companies. Through its subsidiaries WARP Solutions, Inc. and SpiderSoftware, Inc., and its licensing and reseller arrangements with distributors and OEM suppliers, the company offers a strategic portfolio of software and hardware solutions to significantly improve the speed, performance, and reliability of business-critical applications and content delivered over IP-based networks. For information, contact 877-688-9277.

Cautionary Statement
Statements contained herein which are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties. Actual results could differ materially from those included in the forward-looking statements for a variety of reasons, including: the level of acceptance of the Company's products by the marketplace; the ability of the Company's products to achieve the results for which it is designed; the ability of the Company to raise capital to fund operations and marketing programs for its products; competition from other approaches to application acceleration and network architecture; the ability of the Company to raise funding for the completion of mergers and acquisitions; and other risks described in the Company's filings with the Securities and Exchange Commission. These statements are not guarantees of future performance and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.